Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of January 18, 2018 the (“Effective Date”), by and between Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

RECITALS

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Purchaser desires to purchase, and the Company desires to sell, upon the terms and subject to the conditions stated in this Agreement, 150,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), set forth below the Purchaser’s name on the signature page of this Agreement.

C. Contemporaneously with the execution and delivery of this Agreement, the Company and the Purchaser shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the shares of Common Stock under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.

DEFINITIONS

1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the respective meanings indicated in this Article I:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under Common Control with such Person. For purposes of this Agreement only, with respect to the Purchaser, any investment fund or managed account that is managed or advised on a discretionary basis by the same investment manager or investment adviser as the Purchaser will be deemed to be an Affiliate of the Purchaser. For purposes of this Agreement, the Company and the Purchaser shall not be deemed Affiliates of one another.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Bylaws” has the meaning set forth in Section 2.2(a)(iii).

“Charter” means the charter of the Company.

“Closing” means the closing of the purchase and sale of the shares of Common Stock pursuant to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations.

“Common Stock” has the meaning set forth in the Recitals.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Control” (including the terms “Controlling”, “Controlled by” or “under Common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, as such concepts are used and construed under Rule 405 under the Securities Act.

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Governmental Entity” means any court, arbitrator, governmental or administrative agency or commission, regulatory authority or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization or securities exchange (including the Principal Trading Market).

“Lien” means any lien, charge, claim, encumbrance, security interest, and right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is materially adverse to (A) the financial condition, business affairs, properties, results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, or (B) the ability of the Company to perform its obligations under the Transaction Documents or the validity or enforceability of this Agreement or the Common Stock. As used in this Agreement, “business prospects” excludes any development resulting from any event, circumstance, development, change or effect (1) in general economic or business conditions, (2) in financial or securities markets generally, or (3) generally affecting the business or industry in which the Company operates.

“Organizational Documents” means the charter, articles of incorporation, articles of association, operating agreement, partnership agreement trust agreement, and bylaws, or other similar organizational or operating documents, as applicable, pursuant to which a non-natural Person was formed or by which it is governed.

“Person” means a natural individual or a corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Purchase Price” means $7.53 per share of Common Stock.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in the Recitals.

“Regulations” has the meaning set forth in Section 3.1(f).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Recitals.

“SEC Documents” has the meaning set forth in Section 3.1(d)(i).

“Securities Act” has the meaning set forth in the Recitals.

“Stock Certificates” has the meaning set forth in Section 2.2(a)(ii).

“Subscription Amount” means the aggregate amount deemed to be paid by the Purchaser for the Common Stock purchased hereunder as indicated on the Purchaser’s signature page to this Agreement under the heading “Aggregate Purchase Price (Subscription Amount)”; provided that, in accordance with Section 2.1(c), the Subscription Amount may be satisfied through the closing of that Purchase And Sale Agreement dated as of November 3, 2016, as subsequently amended, by and among certain subsidiaries of the Company and the Purchaser and certain affiliates of the Purchaser (such agreement, the “Property Transfer Agreement” and such closing, the “Property Transfer”).

“Subsidiary” means any non-natural Person in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the consolidated financial statements of the Company.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent for the Company.

“Treasury” means the United States Department of the Treasury.

“Treasury Regulations” means the regulations promulgated by the Treasury under the Code.

“Virginia Courts” means the state and federal courts sitting in the Commonwealth of Virginia.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Purchase of Shares of Common Stock. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of shares of Common Stock set forth below the Purchaser’s name on the signature page of this Agreement at a per share price equal to the Purchase Price.

(b) Closing. The Closing shall take place on the Effective Date. The Closing shall take place at the Company’s offices, or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Delivery and Payment. At the Closing, (i) the Purchaser will be credited with the number of shares of Common Stock set forth below the Purchaser’s name on the signature page of this Agreement (either in certificated form or book-entry, as the Purchaser and the Company shall agree), and (ii) the Purchaser shall deliver the Subscription Amount through completion of the Property Transfer.

2.2 Closing Deliveries.

(a) The Company shall issue, deliver or cause to be delivered to the Purchaser the following on the dates referenced below (the “Company Deliverables”):

(i) on the Closing Date, this Agreement, duly executed by the Company;

(ii) within seven (7) Business Days of the Closing Date, one or more stock certificates (if physical certificates are required by the Purchaser) representing shares of Common Stock subscribed for by the Purchaser, registered in the name of the Purchaser (the “Stock Certificates”) (or, if the Company and the Purchaser agree, the Company shall cause to be made a book-entry record through the Transfer Agent); and

(ii) on the Closing Date, the Registration Rights Agreement duly executed by the Company.

(b) The Purchaser shall deliver or cause to be delivered to the Company the following on the dates referenced below (the “Purchaser Deliverables”):

(i) on the Closing Date, this Agreement, duly executed by the Purchaser;

(ii) on the Closing Date, its Subscription Amount, via the Property Transfer; and

(iii) on the Closing Date, the Registration Rights Agreement duly executed by the Purchaser.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Purchaser that:

(a) Organization; Execution, Delivery and Performance.

(i) The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(ii) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the shares of Common Stock in accordance with the terms hereof and thereof.

(iii) Each of the Transaction Documents has been, or will be, duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly.

(iv) Each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws regarding the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Shares Duly Authorized. The shares of Common Stock will be duly authorized in accordance with their terms, will be duly and validly issued, fully paid and non-assessable, and free from all taxes or Liens with respect to the issue thereof (other than taxes or Liens created by, under or through the Purchaser), and shall not be subject to preemptive rights, rights of first refusal and/or other similar rights of stockholders of the Company and/or any other individual or entity.

(c) Conflicts.

(i) The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares of Common Stock) will not:

(1) conflict with or result in a violation of any provision of the Charter or Bylaws;

(2) violate or conflict with, or result in a breach of any provision of, or constitute a default and/or an event of default (or an event which with notice or lapse of time or both could become a default and/or an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the Company; or

(3) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, except for possible violation as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or interfere with or encumber Purchaser’s ownership of the Common Stock.

(d) SEC Information. Except as set forth in the SEC Documents, the Company has timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”). The SEC Documents are available to the Purchaser via the SEC’s EDGAR system.

(e) No Material Changes. Except as set forth in the Memorandum or in the SEC Documents, since September 30, 2017, there has not been (i) any material adverse change in the financial condition, operations or business of the Company from that shown on the Company’s financial statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business; (ii) to the Company’s knowledge, any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or (iii) any incurrence of any material liability outside of the ordinary course of business.

(f) REIT Qualifications. The Company made a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Code, beginning with its taxable year ended December 31, 2012. The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT. The Company’s current and proposed method of operation as described in the Memorandum will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants as of the date hereof to the Company as follows:

(a) Organization; Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company, or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or similar action. This Agreement has been duly executed by the Purchaser. When delivered by the Purchaser in accordance with the terms hereof, this Agreement will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws regarding the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the Organizational Documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Company and the other parties to the Transaction Documents, no consents of any Governmental Entity are necessary to be obtained by the Purchaser for the consummation of the transactions contemplated by the Transaction Documents to which the Purchaser is a party.

(d) Investment Intent. The Purchaser understands that the shares of Common Stock are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Purchaser is acquiring the shares of Common Stock as principal for its own account and not with a view to, or for distributing or reselling such Common Stock or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the shares of Common Stock for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Common Stock pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the shares of Common Stock being acquired pursuant to this Agreement in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the shares of Common Stock so acquired (or any securities which are derivatives thereof) to or through any Person.

(e) Purchaser Status. At the time the Purchaser was offered the shares of Common Stock being acquired pursuant to this Agreement, it was, and at the date hereof it is, and on the Closing Date it will be, an “accredited investor” as defined in Rule 501 of Regulation D.

(f) No General Solicitation or General Advertising. The Purchaser is not purchasing the shares of Common Stock being acquired pursuant to this Agreement as a result of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

(g) Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares of Common Stock being acquired pursuant to this Agreement, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the shares of Common Stock being acquired pursuant to this Agreement and, at the present time, is able to afford a complete loss of such investment.

(h) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the shares of Common Stock being acquired pursuant to this Agreement and the merits and risks of investing in the shares of Common Stock being acquired pursuant to this Agreement; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(i) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase the shares of Common Stock being acquired pursuant to this Agreement. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the shares of Common Stock being acquired pursuant to this Agreement constitutes legal, tax or investment advice.

(j) Reliance on Exemptions. The Purchaser understands that the shares of Common Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the shares of Common Stock being acquired pursuant to this Agreement.

(k) No Governmental Review. The Purchaser understands that no Governmental Entity has passed on or made any recommendation or endorsement of the shares of Common Stock or the fairness or suitability of an investment in shares of Common Stock nor has any such Governmental Entity passed upon or endorsed the merits of the offering of the shares of Common Stock.

(l) Residency. The Purchaser’s office in which its investment decision with respect to the Common Stock was made is located at the address immediately below the Purchaser’s name on its signature page hereto.

(m) Financial Capability. The Purchaser has available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(n) Brokers and Finders. Other than as disclosed in connection with the Property Transfer Agreement, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the shares of Common Stock acquired by it pursuant to this Agreement and the Transaction Documents may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such Securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Securities, provided such transferee is an accredited investor.

(b) Legends. Certificates representing the shares of Common Stock shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Securities held in book-entry form, the Transfer Agent will record such a legend or other notation on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE.

4.2 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the shares of Common Stock sold as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the shares of Common Stock being acquired pursuant to this Agreement for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).

ARTICLE V.

MISCELLANEOUS

5.1 Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is 18 months after the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate. The covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statute of limitations, until performed or no longer operative in accordance with their respective terms.

5.2 Fees and Expenses. The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Common Stock to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the Exhibits hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

5.4 Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent via a recognized overnight courier service, or (iii) sent by facsimile transmission, provided confirmation of receipt is received by sender and such Notice is sent or delivered contemporaneously by an additional method provided in this Section 5.4; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Boulevard

Virginia Beach, Virginia 23452

Attention: Jon S. Wheeler, Chairman and Chief Executive Officer

Telephone: (757) 627-9088

Fax: (757) 627-9082

With a copy to:

Haneberg Hurlbert PLC

1111 East Main Street, Suite 2010

Richmond, Virginia 23219

Attention: Bradley A. Haneberg

Telephone: (804) 814-2209

Email: brad@hbhblaw.com

If to Purchaser:

At its addresses on the signature page hereto.

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 5.4. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

5.5 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right

5.6 Construction.

(a) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

(b) The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning set forth in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “, but not limited to,”, whether or not they are in fact followed by those words or words of like import. Except as the context may otherwise require, references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any Schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate Schedule. References to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

5.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than indemnified Persons.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Virginia, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, officers, directors, managers, members, employees or agents) may be commenced on a non-exclusive basis in the Virginia Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Virginia Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any defense or claim that it is not personally subject to the jurisdiction of any such Virginia Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.10 Execution. This Agreement may be executed with counterpart signature pages or in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler

Name: Jon S. Wheeler
Its: Chairman and Chief Executive Officer

Date: January 18, 2018

PURCHASER

JANAF SHOPPING CENTER, LLC, a Delaware limited liability company

By:	Janaf Shopping Center Mezz, LLC, a Michigan limited liability company, its Sole Member

	By:	GPR McKinley Manager, LLC, a Michigan limited liability company, its Manager

		By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

Address: 320 N. Main St., Suite 200 Ann Arbor, MI 48104

Date: January 18, 2018

Aggregate Purchase Price

(Subscription Amount)

Number of shares of Common Stock to be purchased	150,000
multiplied by:	$7.53 per share

Aggregate Purchase Price	$1,129,500

EXHIBITS

Name	Exhibit
Registration Rights Agreement	A

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

See Exhibit 10.3 filed herewith.